Exhibit 5.2

SIDLEY AUSTIN llp 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

Founded 1866

June 7, 2016

Maiden Holdings, Ltd.

131 Front Street, 2nd Floor

Hamilton HM12 Bermuda

Maiden Holdings North America, Ltd.

6000 Midlantic Drive, Suite 200S
Mount Laurel, New Jersey 08054

Re:	Maiden Holdings, Ltd. and
Maiden Holdings North America, Ltd.
Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Maiden Holdings North America, Ltd., a Delaware corporation (the “Company”), and Maiden Holdings, Ltd., a Bermuda company (the “Guarantor”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount (or its foreign currency equivalent) of, among other things: (i) debt securities of the Company (the “Company Debt Securities”); (ii) guarantees to be issued by the Guarantor to holders of the Company Debt Securities (the “Guarantees”) (iii) debt securities of the Guarantor (the “Guarantor Debt Securities”) and (iii) depositary shares of the Guarantor (the “Depositary Shares” and, together with the Company Debt Securities, the Guarantor Debt Securities and the Guarantees, the “Securities”) representing shares (fractional or otherwise) of preferred stock of the Guarantor, par value $0.01 per share (the “Preferred Stock”).

Unless otherwise specified in the applicable prospectus supplement, (i) the Company Debt Securities and related Guarantees will be issued pursuant to the indenture dated June 24, 2011 (the “Company Indenture”), by and among the Company, the Guarantor and Wilmington Trust Company (now known as “Wilmington Trust, National Association”), as trustee (the “Trustee”), in the form filed as Exhibit 4.3 to the Registration Statement, (ii) the Guarantor Debt Securities will be issued pursuant to the indenture (the “Guarantor Indenture”) to be entered into by and between the Guarantor and the Trustee, in the form filed as Exhibit 4.10 to the Registration Statement and (iii) the Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Guarantor and the depositary that is a party thereto.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Maiden Holdings, Ltd.

Maiden Holdings North America, Ltd.

June 7, 2016

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Certificate of Incorporation of the Company (the “Company Certificate of Incorporation”) as currently in effect, the By-Laws of the Company (the “Company By-Laws”) as currently in effect, the Memorandum of Association of the Guarantor (the “Guarantor Memorandum of Association”) as currently in effect, the Bye-Laws of the Guarantor (the “Guarantor Bye-Laws”) as currently in effect, the resolutions of the Board of Directors of the Company dated November 4, 2015 relating to the Registration Statement (the “Company Resolutions”) and the resolutions of the Board of Directors of the Guarantor dated November 4, 2015 relating to the Registration Statement (the “Guarantor Resolutions”). We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.        Each series of Company Debt Securities covered by the Registration Statement will constitute validly issued and legally binding obligations of the Company when: (i)  the Company’s Board of Directors or duly authorized committee thereof shall have duly adopted resolutions in conformity with the Company Certificate of Incorporation, the Company By-Laws and the Company Resolutions authorizing any necessary supplement to the Company Indenture and the form, terms, execution, issuance and sale of such series of Company Debt Securities as contemplated by the Registration Statement and the Company Indenture (including any necessary supplement to the Company Indenture); (ii) the final terms of the applicable Company Debt Securities shall have been duly established and approved by the Company; (iii) the Company Indenture and any necessary supplement to the Company Indenture shall have been duly executed and delivered by the Company, the Guarantor and the Trustee; and (iv) such series of Company Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Company Indenture (including any necessary supplement to the Company Indenture) and such resolutions and such Company Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor

Maiden Holdings, Ltd.

Maiden Holdings North America, Ltd.

June 7, 2016

2.        The Guarantees covered by the Registration Statement will constitute validly issued and legally binding obligations of the Guarantor when: (i) the Guarantor’s Board of Directors or duly authorized committee thereof (the “Guarantor Board”) shall have duly adopted resolutions in conformity with the Guarantor Memorandum of Association, the Guarantor Bye-Laws and the Guarantor Resolutions authorizing any necessary supplement to the Company Indenture and the form, terms, execution and issuance of such Guarantees as contemplated by the Registration Statement and the Company Indenture (including any necessary supplement to the Company Indenture); (ii) the final terms of the applicable Guarantees shall have been duly established and approved by the Guarantor; (iii) the Company Indenture and any necessary supplement to the Company Indenture shall have been duly executed and delivered by the Company, the Guarantor and the Trustee; and (iv) the Company Debt Securities to which the Guarantees relate shall have been duly issued as set forth above.

3.        Each series of Guarantor Debt Securities covered by the Registration Statement will constitute validly issued and legally binding obligations of the Guarantor when: (i)  the Guarantor’s Board of Directors or duly authorized committee thereof shall have duly adopted resolutions in conformity with the Guarantor Memorandum of Association, the Guarantor Bye-Laws and the Guarantor Resolutions authorizing any necessary supplement to the Guarantor Indenture and the form, terms, execution, issuance and sale of such series of Guarantor Debt Securities as contemplated by the Registration Statement and the Guarantor Indenture (including any necessary supplement to the Guarantor Indenture); (ii) the final terms of the applicable Guarantor Debt Securities shall have been duly established and approved by the Guarantor; (iii) the Guarantor Indenture and any necessary supplement to the Guarantor Indenture shall have been duly executed and delivered by the Guarantor and the Trustee; and (iv) such series of Guarantor Debt Securities shall have been duly executed by the Guarantor and authenticated by the Trustee as provided in the Guarantor Indenture (including any necessary supplement to the Guarantor Indenture) and such resolutions and such Guarantor Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4.        The Depositary Shares covered by the Registration Statement will be validly issued and entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Guarantor and duly executed and delivered by the depositary named in the Deposit Agreement; (ii) the Guarantor Board shall have duly adopted resolutions in conformity with the Guarantor Memorandum of Association, the Guarantor Bye-Laws and the Guarantor Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of the series of Preferred Stock underlying the Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (iii) certificates representing shares of the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor; and (iv) the depositary receipts evidencing the Depositary Shares shall have been duly executed and delivered by the depositary in the manner set forth in the Deposit Agreement.

Maiden Holdings, Ltd.

Maiden Holdings North America, Ltd.

June 7, 2016

The opinions above are qualified to the extent that the enforcement of the Company Debt Securities, the Guarantees, the Guarantor Debt Securities, the Company Indenture, the Guarantor Indenture, the Depositary Shares and the related Deposit Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Company Debt Securities, Guarantor Debt Securities or Depositary Shares denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Company Debt Securities and the related Guarantees, each series of Guarantor Debt Securities and each issue of Depositary Shares: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the execution, delivery and performance by (A) the Company and the Guarantor of the Company Indenture (including any necessary supplement to the Company Indenture) (B) the Guarantor of the Guarantor Indenture (including any necessary supplement to the Guarantor Indenture) and (C) the Guarantor of the applicable Depositary Agreement, and all actions necessary for the issuance of the Securities and the form and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Company Certificate of Incorporation, the Company By-Laws, the Guarantor Memorandum of Association or the Guarantor Bye-Laws, each as currently in effect, (b) violate any law, rule or regulation applicable to the Company or the Guarantor, as the case may be, or (c) result in any conflict with or breach of any agreement or document binding on the Company or the Guarantor, as the case may be; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or the Guarantor, as the case may be, of the Company Indenture, the Guarantor Indenture, the applicable Depositary Agreement or the issuance of the Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company or the Guarantor, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) in the case of the issue of a series of Company Debt Securities and the related Guarantees, the Company Indenture will not have been modified or amended (other than by a necessary supplemental indenture as referred to above); (vi) in the case of the issue of a series of Guarantor Debt Securities, the Guarantor Indenture will not have been modified or amended (other than by a necessary supplemental indenture as referred to above) (vii) in the case of the issue of Depositary Shares, the terms and conditions of such Depositary Shares, the underlying Preferred Stock and the related Deposit Agreement will be as expressly contemplated in the prospectus supplement relating thereto; and (viii) the Company Certificate of Incorporation, the Company By-Laws, the Guarantor Memorandum of Association and the Guarantor Bye-Laws, each as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that any necessary supplemental indenture and any Depositary Agreement will be governed by and construed in accordance with the laws of the State of New York. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by the Guarantor under the terms of the Indenture.

Maiden Holdings, Ltd.

Maiden Holdings North America, Ltd.

June 7, 2016

With respect to any instrument or agreement executed or to be executed by any party other than the Company or the Guarantor, we have also assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by such party and (iii) such instrument or agreement is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

This opinion letter is limited to the laws of the State of New York and the Delaware General Corporation Law. We express no opinion, and make no statement, as to the laws, rules or regulations of any other jurisdiction, including, without limitation, Bermuda, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York or the State of Delaware, or as to any matters arising thereunder or relating thereto.

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

Maiden Holdings, Ltd.

Maiden Holdings North America, Ltd.

June 7, 2016

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP